UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 12, 2013
Date of Report (date of earliest event reported)

_________________________

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	0-11736	30-0641353
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2013, Ascena Retail Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following items were voted upon: (1) the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified; (2) a proposal to consider the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers during fiscal 2013 (commonly known as the “say-on-pay” proposal); (3) to approve the amendment and restatement of the Company’s Executive 162(m) Bonus Plan and to re-approve the material terms of the performance goals for awards thereunder; and (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 26, 2014. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The two directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Elliot S. Jaffe	127,150,707	12,076,670	5,217,549
Michael W. Rayden	121,880,465	17,346,912	5,217,549

2.	The compensation paid to the Company’s named executive officers during fiscal 2013 (commonly known as the “say-on-pay” proposal), was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
133,157,088	5,802,770	267,519	5,217,549

3.	The amendment and restatement of the Company’s Executive 162(m) Bonus Plan and to re-approve the material terms of the performance goals for awards thereunder was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
133,515,867	5,423,275	288,235	5,217,549

4.	The appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 26, 2014 was ratified based upon the following votes:

For	Against	Abstain
142,942,803	1,445,918	56,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: December 13, 2013	By:	/s/ Dirk Montgomery
Dirk Montgomery
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)